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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statements of Venture Seismic Ltd. (the "Company") including the Registration Statement and the related Prospectus of the Company on Form S-3 (File No. 333-45681), the Company's Post Effective Amendment No. 2 on Form S-3 to its Registration Statement on Form SB-2 (File No. 33-97132) and the Company's Registration Statement on Form S-8 (File No. 333-38487) of our report dated February 19, 1997, with respect to the financial statements of Continental Holdings Ltd. as of December 31, 1995 and 1996 and for each of the years in the two year period ended December 31, 1996 included in the Annual Report (Form 10-KSB) of Venture Seismic Ltd. for its year ended September 30, 1997, filed with the Securities and Exchange Commission on December 24, 1997, as amended May 26, 1998.



                                       Meyers Norris Penny & Co.
                                       Chartered Accountants
Calgary, Alberta
May 28, 1998